As filed with the Securities and Exchange Commission on April 12, 2006
                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)
                             ----------------------
           Nevada                        7385                    90-0196936
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
      of incorporation)        Industrial Classification     Identification No.)
                                       Code Number)


                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                                   Jerry Cash
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                    Copies to:
 Patrick Respeliers, Esq.      Mark Zvonkovic, Esq.       Ellen Schulhofer, Esq.
Stinson Morrison Hecker LLP  Akin Gump Strauss Hauer &        Schreck Brignone
       1201 Walnut                  Feld LLP            300 South Fourth Street,
Kansas City, Missouri 64106     590 Madison Avenue              Suite 1200
     (816) 691-2600           New York, NY 10022-2524   Las Vegas, Nevada  89101
                                 (212) 872-1000               (702) 382-2101


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
       Title of Each Class of Securities              Amount             Proposed           Proposed         Amount of
               to be Registered                        to be             Maximum             Maximum        Registration
                                                 Registered(1)(2)        Offering           Aggregate        Fee(3)(4)
                                                                    Price Per Unit(3)    Offering Price
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            14,271,875            $13.70          $195,524,688        $20,921
=========================================================================================================================

     (1) Includes 14,271,875 shares of unsold shares of common stock registered on Registration Statement No. 333-130259.

     (2) Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

     (3) Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act, based on the last sale reported for the common stock on The Nasdaq National Market on April 11, 2006.

     (4) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to the securities registered on Registration No. 333-130259, filed on December 12, 2005, as to which 14,271,875 shares of common stock remain unsold and for which the registration fee was previously paid. Pursuant to Rule 457(p) under the Securities Act, $20,081 of the filing fee paid in connection with unsold shares of common stock from the prior registration statements is being used to offset the filing fee due herewith. Accordingly, a filing fee of $840.00 is being paid herewith.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement is a combined prospectus and also relates to the unsold shares of common stock of Quest Resource Corporation registered pursuant to a Registration Statement on Form S-1 (File No. 333-130259).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                   SUBJECT TO COMPLETION, DATED APRIL 12, 2006

                                   PROSPECTUS

                                     Quest
                              Resource Corporation
                                [GRAPHIC OMITTED]













                        14,271,875 Shares of Common Stock

                             ----------------------

     This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders. The shares to be sold by the selling stockholders were obtained from us in a private placement of our common stock. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

     The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 16 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

     We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

     Our common stock trades on the Nasdaq National Market under the symbol "QRCP." On April 11, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $13.70 per share.

     Investing in our common stock involves risks. See "Risk Factors" on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is     , 2006.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                      TABLE OF CONTENTS

                                                                            Page

About this Prospectus.........................................................1
Forward-Looking Statements....................................................1
About Quest Resource Corporation..............................................3
Risk Factors..................................................................4
Use of Proceeds...............................................................4
The Selling Stockholders......................................................4
Plan of Distribution.........................................................16
Future Transactions..........................................................18
Legal Matters................................................................18
Experts......................................................................18
How to Obtain More Information...............................................19
Incorporation of Information Filed with the SEC..............................19
Glossary of Natural Gas Terms................................................21

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

     We have provided definitions of some of the industry terms used in this prospectus in the "Glossary of Natural Gas Terms."

     This prospectus highlights selected information about us and our common stock but does not contain all information that you should consider before investing in the shares. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" beginning on page 4.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to "Quest", "we", "our" and "us" refer to Quest Resource Corporation, its subsidiaries and predecessors.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

     o projections and estimates concerning the timing and success of specific projects;

     o    financial position;

     o    business strategy;

     o    budgets;

     o    amount, nature and timing of capital expenditures;

     o    drilling of wells;

     o    acquisition and development of natural gas and oil properties;

     o    timing and amount of future production of natural gas and oil;

     o    operating costs and other expenses;

     o estimated future net revenues from natural gas and oil reserves and the present value thereof;

     o    cash flow and anticipated liquidity; and

     o    other plans and objectives for future operations.

     When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

     o    our ability to implement our business strategy;

     o the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

     o    fluctuations in the commodity prices for natural gas and crude oil;

     o engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;

     o    land issues;

     o the effects of government regulation and permitting and other legal requirements;

     o    labor problems;

     o    environmental related problems;

     o the uncertainty inherent in estimating future natural gas and oil production or reserves;

     o    production variances from expectations;

     o the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;

     o disruptions, capacity constraints in or other limitations on our pipeline systems;

     o costs associated with perfecting title for natural gas rights in some of our properties;

     o    the need to develop and replace reserves;

     o    competition;

     o    dependence upon key personnel;

     o    the lack of liquidity of our equity securities;

     o    operating hazards attendant to the natural gas and oil business;

     o down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;

     o potential mechanical failure or under-performance of significant wells;

     o    climatic conditions;

     o    natural disasters;

     o    acts of terrorism;

     o    availability and cost of material and equipment;

     o    delays in anticipated start-up dates;

     o    our ability to find and retain skilled personnel;

     o    availability of capital;

     o    the strength and financial resources of our competitors; and

     o    general economic conditions.

     Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

     Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described under Item 1A. "Risk Factors" in our most recently filed Annual Report on Form 10-K or any subsequently filed Quarterly Report on Form 10-Q. You may obtain a copy of this document as described under "How to Obtain More Information" and "Incorporation of Information Filed with the SEC." Other factors not identified could also have such an effect.

     We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                        ABOUT QUEST RESOURCE CORPORATION

     We are an independent energy company engaged in the exploration, development and production of natural gas. Our operations are currently focused on the development of coal bed methane, or CBM, in a ten county region in southeastern Kansas and northeastern Oklahoma that is part of the Cherokee Basin. As of December 31, 2005, we had 134.5 Bcfe of net proved reserves with a PV-10 value of $482.5 million. Our reserves are approximately 99% CBM and 54% proved developed. We believe we are the largest producer of natural gas in the Cherokee Basin with an average net daily production of 26.2 mmcfe for the year ended December 31, 2005. Our reserves are long-lived with a reserve life index of 16.3 years.

     As of December 31, 2005, we owned the development rights to 494,985 net CBM acres throughout the Cherokee Basin and had developed approximately 40% of our acreage. We presently operate approximately 1,055 producing gas and oil wells. Our undeveloped acreage contains approximately 1,800 CBM drilling locations. Of the over 1,000 CBM wells that have been drilled on our acreage to date, over 98% have been successful. None of our acreage or producing wells is associated with coal mining operations.

     In addition to our CBM reserves and acreage, we own and operate a gas gathering pipeline network of approximately 1,100 miles that serves our acreage position. Presently, this system has a maximum daily throughput of 70 mmcf/d and is operating at about 54% capacity. We transport 100% of our production through our gas gathering pipeline network to interstate pipeline delivery points. Approximately 10% of the current volumes transported on our pipeline system are for third parties. As of December 31, 2005, we had an inventory of 228 drilled CBM wells awaiting connection to our gas gathering system. It is our intention to focus on the development of CBM reserves that can be immediately served by our gathering system. In addition, we plan to continue to expand our gathering system to serve other areas of the Cherokee Basin where we intend to acquire additional CBM acreage for development.

     Our principal executive offices are located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma 73120 and our telephone number at such location is
(405) 488-1304.

                                  RISK FACTORS

     Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                                USE OF PROCEEDS

     We will receive no proceeds from the sale of the shares by the selling stockholders. We will pay certain expenses related to the registration of the shares of common stock.

                            THE SELLING STOCKHOLDERS

     Pursuant to a registration rights agreement dated November 14, 2005, we agreed to file a registration statement on Form S-1 or such other form under the Securities Act of 1933 for the resale of the shares with the SEC and to keep it effective for a specified period of time for the benefit of the selling stockholders. We filed a registration statement on Form S-1 (File No. 333-130259) on December 12, 2005. We are filing a registration statement on Form S-3, of which this prospectus is a part, to transfer the registration of the unsold shares of the selling stockholders in order to provide for the ability to update the information in the registration statement and this prospectus through our periodic filings with the SEC. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

     We did not have a material relationship with any of the selling security holders during the three years prior to their acquisition of our common stock, and have not had a material relationship with any of them since that date through the date of this prospectus.

     We agreed to file this registration statement with the SEC for the benefit of the selling security holders and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of:

     o the sale, transfer or other disposition of all of the shares of common stock covered by this registration statement pursuant to this registration statement or pursuant to Rule 144 under the Securities Act;

     o such time as all of the shares of our common stock registered under this registration statements and not held by affiliates of us are, in the opinion of our counsel, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act;

     o the shares covered by this registration statement have been sold to us or any of our subsidiaries; or

     o the second anniversary of the initial effective date of this registration statement.

     The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of April 11, 2006. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. This information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
E. Peter Hoffman, Jr.        189,985             189,985                0
--------------------------------------------------------------------------------
Hartwig Investments          136,900             136,900                0
L.L.C.
--------------------------------------------------------------------------------
Fondren Partners LP          361,432             125,308             236,124
--------------------------------------------------------------------------------
Fondren Partners              68,348             28,538               39,810
Offshore LTD
--------------------------------------------------------------------------------
Drake Associates L.P.         30,000             30,000                 0
--------------------------------------------------------------------------------
David R. Eidelman             2,000               2,000                 0
--------------------------------------------------------------------------------
Robert H. Smith               7,700               7,700                 0
--------------------------------------------------------------------------------
Ronald L. Gallatin            40,000             40,000                 0
--------------------------------------------------------------------------------
Bear Stearns Securities       10,000             10,000                 0
Corp. Custodian Edward
J. Nusrala IRA
--------------------------------------------------------------------------------
Surfgear and Co.             244,600             244,600                0
--------------------------------------------------------------------------------
Surfline and Co.             140,100             140,100                0
--------------------------------------------------------------------------------
JAM Investments, LLC          4,000               4,000                 0
--------------------------------------------------------------------------------
HFR HE Systematic             66,480             66,480                 0
Master Trust
--------------------------------------------------------------------------------
Creve & Co.                   15,000             15,000                 0
--------------------------------------------------------------------------------
Kayne Anderson                50,000             50,000                 0
Non-Traditional
Investments LP
--------------------------------------------------------------------------------
ARBCO Associates, LP          50,000             50,000                 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Charles Amodei Post           1,700               1,700                 0
--------------------------------------------------------------------------------
VentureSim, Inc.              7,700               7,700                 0
--------------------------------------------------------------------------------
Bear Stearns Securities       10,000             10,000                 0
Corp. Custodian Martin
Hirschhorn IRA
--------------------------------------------------------------------------------
Richard Feinberg              17,500             17,500                 0
--------------------------------------------------------------------------------
Bear Stearns Securities       1,900               1,900                 0
Corp. Custodian Howard
C. Bluver IRA R/O
--------------------------------------------------------------------------------
Gary Kaplowitz                80,000             80,000                 0
--------------------------------------------------------------------------------
Richard S. Bodman             7,700               7,700                 0
Revocable Trust, dated
9/1/1998
--------------------------------------------------------------------------------
Hedge Capital Partners        99,000             99,000                 0
LLC
--------------------------------------------------------------------------------
Bennett Family LLC            5,700               5,700                 0
--------------------------------------------------------------------------------
Johnson Revocable             10,000             10,000                 0
Living Trust dtd
5/18/98, Richard &
Clasina Johnson trustees
--------------------------------------------------------------------------------
Dwayne Donald Barfell         3,800               3,800                 0
and Margaret Lynn Harris
--------------------------------------------------------------------------------
T. Ferguson Locke             7,600               7,600                 0
--------------------------------------------------------------------------------
John M. & Patricia D.         10,500             10,500                 0
Coleman
--------------------------------------------------------------------------------
Daniel W. & Constance         3,800               3,800                 0
R. Huthwaite
--------------------------------------------------------------------------------
Steven R. Rothstein           30,000             30,000                 0
--------------------------------------------------------------------------------
CastleRock Partners II,       15,320             15,320                 0
L.P.
--------------------------------------------------------------------------------
CastleRock Partners,         178,040             178,040                0
L.P.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
CastleRock Fund, Ltd.        111,720             111,720                0
--------------------------------------------------------------------------------
L.H. Rich Companies           6,000               6,000                 0
--------------------------------------------------------------------------------
Bermuda Partners LP           28,440             28,440                 0
--------------------------------------------------------------------------------
Global Cap Ltd. Inc.          10,000             10,000                 0
--------------------------------------------------------------------------------
Darryl W. Copeland Jr.        4,000               4,000                 0
--------------------------------------------------------------------------------
HedgEnergy Master Fund,      125,000             125,000                0
L.P.
--------------------------------------------------------------------------------
Robert C. Kettler             15,300             15,300                 0
--------------------------------------------------------------------------------
Stuckey Timberland, Inc.      7,700               7,700                 0
--------------------------------------------------------------------------------
Natelli Communities           7,700               7,700                 0
Limited Partnership
--------------------------------------------------------------------------------
Ironman Energy Capital,       30,000             30,000                 0
L.P.
--------------------------------------------------------------------------------
Vestal Venture Capital        22,000             22,000                 0
--------------------------------------------------------------------------------
Flanagan Family Limited       7,700               7,700                 0
Partnership
--------------------------------------------------------------------------------
Bear Stearns Securities       3,000               3,000                 0
Corp. Custodian James
Moeser IRA R/O
--------------------------------------------------------------------------------
Bear Stearns Securities       7,700               7,700                 0
Corp. Custodian Edward
Fox IRA
--------------------------------------------------------------------------------
Falcon Fund QP, L.P.         412,500             250,000             162,500
--------------------------------------------------------------------------------
Robert Feinberg               10,000             10,000                 0
--------------------------------------------------------------------------------
Bard Micro-Cap Value          2,000               2,000                 0
Fund LP
--------------------------------------------------------------------------------
Joseph H. Ballway             2,000               2,000                 0
--------------------------------------------------------------------------------
William G. Escamilla          1,500               1,500                 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Sidney N. Herman              2,000               2,000                 0
--------------------------------------------------------------------------------
Robert S. Steinbaum           2,000               2,000                 0
--------------------------------------------------------------------------------
Joanne G. Bloom IRA           2,000               2,000                 0
--------------------------------------------------------------------------------
Susan W. McMillan IRA         3,000               3,000                 0
--------------------------------------------------------------------------------
William K. Kellogg III        1,500               1,500                 0
IRA
--------------------------------------------------------------------------------
Pierrepont Trust, MSP-32      2,000               2,000                 0
--------------------------------------------------------------------------------
Ralph A.L. Bogan Trust        2,500               2,500                 0
--------------------------------------------------------------------------------
Katharine Bard Dickson        5,000               5,000                 0
& Mark A. Dickson
--------------------------------------------------------------------------------
Lorenz and Laura              1,500               1,500                 0
Reibling Trust
--------------------------------------------------------------------------------
Laurie M. Harmon Trust        2,000               2,000                 0
--------------------------------------------------------------------------------
Suzanne R. Davis              1,500               1,500                 0
--------------------------------------------------------------------------------
Third Point Partners LP      279,000             248,500              30,500
--------------------------------------------------------------------------------
Third Point Partners         131,500             118,000              13,500
Qualified L.P.
--------------------------------------------------------------------------------
Third Point Resources LP      79,000             70,000               9,000
--------------------------------------------------------------------------------
Third Point Offshore        1,386,312           1,234,076            152,236
Fund Ltd
--------------------------------------------------------------------------------
Third Point Ultra Ltd        143,500             136,000              7,500
--------------------------------------------------------------------------------
Third Point Resources        131,500             116,500              15,000
Ltd
--------------------------------------------------------------------------------
Kenneth F. Rupp Roth          1,000               1,000                 0
IRA, Bear Stearns Sec
Corp custodian
--------------------------------------------------------------------------------
Johanne S. Rupp IRA           1,000               1,000                 0
R/O, Bear Stearns Sec
Corp custodian
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Leonard M. Herman Trust       5,000               5,000                 0
--------------------------------------------------------------------------------
T. Michael & Patricia         1,500               1,500                 0
Johnson
--------------------------------------------------------------------------------
The WBJ Revocable Trust       1,500               1,500                 0
--------------------------------------------------------------------------------
Carol Clark Coolidge          2,500               2,500                 0
--------------------------------------------------------------------------------
Point Venture LLC             1,000               1,000                 0
--------------------------------------------------------------------------------
DeFrees & Fiske               2,500               2,500                 0
Retirement Trust
--------------------------------------------------------------------------------
Henry Flynn                   2,000               2,000                 0
--------------------------------------------------------------------------------
Gordon K. Kapes               2,000               2,000                 0
--------------------------------------------------------------------------------
Anne R. Brown                 2,500               2,500                 0
Irrevocable Trust
--------------------------------------------------------------------------------
John Bard Manulis             2,000               2,000                 0
--------------------------------------------------------------------------------
Bell Partnership              2,000               2,000                 0
Retirement PL
--------------------------------------------------------------------------------
M. Edward Sellers &           2,000               2,000                 0
Suzan D. Boyd
--------------------------------------------------------------------------------
Leland D. Boddy Roth IRA      2,000               2,000                 0
--------------------------------------------------------------------------------
Anne H. Ross                  2,000               2,000                 0
--------------------------------------------------------------------------------
The Bourquin Family           2,000               2,000                 0
Trust
--------------------------------------------------------------------------------
Rosemary Steinbaum            1,500               1,500                 0
--------------------------------------------------------------------------------
Balie M. Ross                 1,500               1,500                 0
--------------------------------------------------------------------------------
Gary R. Fairhead              2,500               2,500                 0
--------------------------------------------------------------------------------
S. Donald Harlan, III         5,000               5,000                 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Boston Partners Asset        710,585             597,900             112,685
Management, LLC
--------------------------------------------------------------------------------
Mark Ristow Roth IRA          1,000               1,000                 0
#75096206, Bear Stearns
Sec Corp Custodian
--------------------------------------------------------------------------------
Rebecca Ristow Roth IRA       1,000               1,000                 0
#75096205, Bear Stearns
Securities Corp.
Custodian
--------------------------------------------------------------------------------
The William K. Warren         30,000             30,000                 0
Foundation
--------------------------------------------------------------------------------
Le Roy Eakin III and          11,500             11,500                 0
Lindsay Eakin JTWROS
--------------------------------------------------------------------------------
Thomas P. & Lucy G.           4,000               4,000                 0
Gies JTWROS
--------------------------------------------------------------------------------
Bear Stearns Securities       1,730               1,730                 0
Corp. Custodian Felix
R. Harke IRA/SEP
--------------------------------------------------------------------------------
Bear Stearns Securities        400                 400                  0
Corp. Custodian
Elizabeth Sexworth IRA
R/O
--------------------------------------------------------------------------------
Peter Westover Helms           667                 667                  0
--------------------------------------------------------------------------------
Bridgette Megan Helms          667                 667                  0
--------------------------------------------------------------------------------
Bear Stearns Securities        670                 670                  0
Corp. Stephen L.
Harrison IRA
--------------------------------------------------------------------------------
Christine J. Harrison          670                 670                  0
--------------------------------------------------------------------------------
GAM Arbitrage                 94,300             94,300                 0
Investments Inc.
--------------------------------------------------------------------------------
AG Super Fund                 59,400             59,400                 0
International Partners,
L.P.
--------------------------------------------------------------------------------
Nutmeg Partners, L.P.         33,700             33,700                 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
AG MM, L.P.                   17,600             17,600                 0
--------------------------------------------------------------------------------
AG Super Fund, L.P.          223,100             223,100                0
--------------------------------------------------------------------------------
AG Princess, L.P.             13,500             13,500                 0
--------------------------------------------------------------------------------
AG CNG Fund, L.P.             25,700             25,700                 0
--------------------------------------------------------------------------------
Commonfund Event-Driven       12,500             12,500                 0
Company
--------------------------------------------------------------------------------
PHS Patriot Fund, L.P.        6,700               6,700                 0
--------------------------------------------------------------------------------
PHS Bay Colony Fund,          13,500             13,500                 0
L.P.
--------------------------------------------------------------------------------
United Capital                2,500               2,500                 0
Management, Inc.
--------------------------------------------------------------------------------
John Whalen & Linda D.        3,800               3,800                 0
Rabbitt
--------------------------------------------------------------------------------
Rider Fund, LP                25,000             25,000                 0
--------------------------------------------------------------------------------
Bear Stearns Securities       7,000               7,000                 0
Corp. Custodian Bert
Fingerhut Roth IRA
--------------------------------------------------------------------------------
Bear Stearns Securities       3,000               3,000                 0
Corp. Custodian
Caroline Hicks Roth IRA
--------------------------------------------------------------------------------
Henry Ripp IRA                6,000               6,000                 0
--------------------------------------------------------------------------------
Endeavor Asset                1,500               1,500                 0
Management, L.P.
--------------------------------------------------------------------------------
Magnetar Capital Master      538,808             440,308              98,500
Fund, Ltd
--------------------------------------------------------------------------------
Daniel & Pauline              3,000               3,000                 0
Paladino
--------------------------------------------------------------------------------
Peter H. Huizenga            154,000             154,000                0
--------------------------------------------------------------------------------
HCM Energy Holdings, LLC      38,500             38,500                 0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Allied Funding, Inc.          11,538             11,538                 0
--------------------------------------------------------------------------------
Steven Alonso                 3,500               3,500                 0
--------------------------------------------------------------------------------
Investors of America,        750,000             750,000                0
Limited Partnership
--------------------------------------------------------------------------------
Brian Wilmovsky               1,730               1,730                 0
--------------------------------------------------------------------------------
Bay Pond Investors            42,800             42,800                 0
(Bermuda) L.P.*
--------------------------------------------------------------------------------
Spindrift Investors          255,900             255,900                0
(Bermuda) L.P.*
--------------------------------------------------------------------------------
British Columbia              35,300             35,300                 0
Investment Management
Corporation (nominee:
Hare & Co.)*
--------------------------------------------------------------------------------
Laborers' District            16,100             12,100               4,000
Council and
Contractors' of Ohio
Pension Fund (nominee:
Tarp & Co.)*
--------------------------------------------------------------------------------
Howard Hughes Medical         90,800             65,800               25,000
Institute (nominee: Mac
& Co.)*
--------------------------------------------------------------------------------
Oregon Investment            155,200             115,200              40,000
Council (nominee:
Westcoast & Co.)*
--------------------------------------------------------------------------------
New York Nurses               52,200             38,200               14,000
Association Pension
Fund (nominee: Ell &
Co.)*
--------------------------------------------------------------------------------
The Retirement Program        69,600             49,600               20,000
Plan for Employees of
Union Carbide
Corporation (nominee:
Kane & Co.)*
--------------------------------------------------------------------------------
Placer Creek Partners,        55,400             55,400                 0
L.P.*
--------------------------------------------------------------------------------
Placer Creek Investors        46,000             46,000                 0
(Bermuda) L.P.*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Radian Group Inc.             17,000             12,000               5,000
(nominee: Ell & Co.)*
--------------------------------------------------------------------------------
Public Sector Pension         85,800             85,800                 0
Investment Board
(nominee: Mac & Co.)*
--------------------------------------------------------------------------------
WTC-CIF Emerging             167,700             122,700              45,000
Companies Portfolio
(nominee: Finwell &
Co.)*
--------------------------------------------------------------------------------
The Dow Chemical              90,400             65,400               25,000
Employees' Retirement
Plan (nominee: Kane &
Co.)*
--------------------------------------------------------------------------------
WTC-CTF Emerging             154,800             114,800              40,000
Companies Portfolio
(nominee: Landwatch &
Co.)*
--------------------------------------------------------------------------------
Bay Pond Partners, L.P.*     136,700             136,700                0
--------------------------------------------------------------------------------
The Robert Wood Johnson      105,900             75,900               30,000
Foundation (nominee:
Benchworthy & Co.)*
--------------------------------------------------------------------------------
Spindrift Partners,          218,300             218,300                0
L.P.*
--------------------------------------------------------------------------------
Ohio Carpenters'              21,300             20,800                500
Pension Fund (nominee:
Hammerhead & Co.)*
--------------------------------------------------------------------------------
Gregory M. Luce               1,600               1,600                 0
--------------------------------------------------------------------------------
Juliet Elizabeth Horn         2,300               2,300                 0
--------------------------------------------------------------------------------
Michael Horn                  2,300               2,300                 0
--------------------------------------------------------------------------------
Nadine Grelsamer              5,000               5,000                 0
--------------------------------------------------------------------------------
The Northwestern Mutual      960,000             960,000                0
Life Insurance Company
--------------------------------------------------------------------------------
Daryll & Jennifer             1,922               1,922                 0
Marshall-Inman
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Andres Esteban Toro &         12,500             12,500                 0
Cassie Toro
--------------------------------------------------------------------------------
Rockbay Capital Fund,         7,708               7,708                 0
LLC
--------------------------------------------------------------------------------
Rockbay Capital              123,384             123,384                0
Institutional Fund, LLC
--------------------------------------------------------------------------------
Rockbay Capital              330,908             330,908                0
Offshore Fund, Ltd.
--------------------------------------------------------------------------------
SAB Capital Partners,        944,814             944,814                0
L.P.
--------------------------------------------------------------------------------
SAB Overseas Master          978,262             978,262                0
Fund, L.P.
--------------------------------------------------------------------------------
James & Susan Locke TBE       16,500             16,500                 0
--------------------------------------------------------------------------------
Jerald & Francine Siegel      1,000               1,000                 0
--------------------------------------------------------------------------------
Peter L. Kreeger              10,000             10,000                 0
--------------------------------------------------------------------------------
Peterson Investment           38,000             38,000                 0
Trust
--------------------------------------------------------------------------------
FPA Hawkeye Fund**           533,200             533,200                0
--------------------------------------------------------------------------------
FPA Hawkeye - 7 Fund**       651,800             651,800                0
--------------------------------------------------------------------------------
Norman Rothstein              50,000             50,000                 0
--------------------------------------------------------------------------------
Hale S. Irwin                 2,000               2,000                 0
--------------------------------------------------------------------------------
Alvin Jackson Mills Jr.       2,000               2,000                 0
--------------------------------------------------------------------------------
Bear Stearns Securities      267,000             200,000              67,000
Corp. Custodian F.B.O.
J. Steven Emerson Roth
IRA
--------------------------------------------------------------------------------
Bear Stearns Securities      266,100             200,000              66,100
Corp. Custodian F.B.O.
J. Steven Emerson R/O
IRA II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         Number of Shares                       Number of Shares
                                of             Number of              of
                           Common Stock       Shares of          Common Stock
                          Owned Prior to      Common Stock        Owned Upon
    Name of Selling            this           Offered Under    Completion of the
      Stockholder            Offering        this Prospectus       Offering
--------------------------------------------------------------------------------
Cynthia Rothstein             30,000             30,000                 0
--------------------------------------------------------------------------------
Moore Macro Fund, L.P.       384,615             384,615                0
--------------------------------------------------------------------------------
LM Moore Fund, L.P.          153,846             153,846                0
--------------------------------------------------------------------------------
Edward & Jill Im JTWROS       1,922               1,922                 0
--------------------------------------------------------------------------------
James Anthony & Phyllis       5,000               5,000                 0
K. Syme
--------------------------------------------------------------------------------
A. Bartley & Maud S.          4,000               4,000                 0
Bryt
--------------------------------------------------------------------------------
Clark A. & Donna L.           7,000               7,000                 0
Beebe
--------------------------------------------------------------------------------
Neal Henschel                 1,000               1,000                 0
--------------------------------------------------------------------------------
EBS Microcap Partners -       21,000             21,000                 0
Combined Portfolio
--------------------------------------------------------------------------------
EBS Partners - Combined       93,000             93,000                 0
Portfolio
--------------------------------------------------------------------------------
R&D Investment                26,000             26,000                 0
Partnership - Combined
Portfolio
--------------------------------------------------------------------------------
Terry P. Murphy Trust         1,538               1,538                 0
--------------------------------------------------------------------------------
John E. Montgomery             769                 769                  0
--------------------------------------------------------------------------------
Margaret M. Thrower           7,000               7,000                 0
--------------------------------------------------------------------------------
Thomas and Kristan First      4,000               4,000                 0
--------------------------------------------------------------------------------
Jennifer Elizabeth            2,300               2,300                 0
Cottingham
--------------------------------------------------------------------------------
Georgetown Preparatory        7,700               7,700                 0
School Inc.
--------------------------------------------------------------------------------
         Total:            15,530,830          14,271,875           1,258,955
--------------------------------------------------------------------------------

* Wellington Management Company, LLP ("Wellington") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, is deemed to share beneficial ownership over the shares held by its client accounts.

** First Pacific Advisors, Inc. ("FPA") has beneficial ownership with FPA Hawkeye Fund and FPA Hawkeye - 7 Fund, as FPA is the managing member of the two funds and has shared dispositive power over the funds.

     Upon completion of the offering, assuming that all of the shares offered by this prospectus will be sold, none of the selling security holders will own more than 1% of our outstanding common stock, except for Fondren Partners, L.P. which would own approximately 1.1% of our outstanding common stock.

     The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which the information in the table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

     Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The shares may be sold in one or more transactions at:

     o    fixed prices;

     o    prevailing market prices at the time of sale;

     o    prices related to the prevailing market prices;

     o    varying prices determined at the time of sale; or

     o    otherwise negotiated prices.

     The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

     o a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market and the over-the-counter market;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o    privately negotiated transactions;

     o    by pledge to secure debts or other obligations;

     o    put or call transactions;

     o    to cover hedging transactions; or

     o    underwritten offerings.

     If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     In connection with the sale of shares, the selling stockholders may, subject to the terms of their agreement with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume,
(ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times. To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling security holders.

     The selling stockholders may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with their sales. The selling stockholders have agreed not to use the registration statement of which this prospectus forms a part for purposes of an underwritten offering without our consent.

     The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares.

     We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholders, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

     We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholders. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by us.

     We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

     We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under that rule rather than pursuant to this prospectus.

     We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

                               FUTURE TRANSACTIONS

     Pursuant to an engagement letter entered into between us and Friedman, Billings, Ramsey and Co., Inc. (FBR) in connection with the private placement that was completed in November 2005, we granted to FBR a right of first refusal to act in certain transactions we enter into or contemplate in which we retain an investment banker, underwriter or placement agent. The compensation to be received by FBR in connection with such transactions would be determined by agreement between us and FBR, subject to the terms of the engagement letter.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus is being passed upon by Schreck Brignone, Las Vegas, Nevada.

                                     EXPERTS

     The financial statements as of December 31, 2005 and for the year then ended, as of December 31, 2004 and for the seven month transition period ended December 31, 2004, and for the fiscal year ended May 31, 2004 incorporated by reference in this prospectus, have been audited by Murrell, Hall, McIntosh & Co., PLLP, an independent registered public account firm, as stated in their report in our Annual Report on Form 10-K for the year ended December 31, 2005.

     The information included or incorporated by reference in this prospectus as of December 31, 2005 and 2004 and May 31, 2004, relating to our total gas supply and our owned gas reserves is derived from reserve reports prepared or reviewed by Cawley, Gillespie & Associates, Inc., of Ft. Worth, Texas.

     This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

                         HOW TO OBTAIN MORE INFORMATION

     We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

     o    Our Annual Report on Form 10-K for the period ended December 31, 2005;

     o    Our Current Report on Form 8-K filed on April 10, 2006; and

     o The description of our common stock contained in our registration statement on Form 8-A12G/A (Amendment No. 2) filed with the SEC on December 7, 2005.

     Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The following information contained in documents described above is not incorporated herein by reference: (i) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (ii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

     Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                           Quest Resource Corporation
                          9520 N. May Avenue, Suite 300

                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
                                 dgrose@qrcp.net

     You may also access these documents on our website at http://www.qrcp.net/secreports.html.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

                          GLOSSARY OF NATURAL GAS TERMS

The following is a description of the meanings of some of the oil and gas industry terms used in this offering memorandum.

Bcf. Billion cubic feet of natural gas.

Bcfe. Billion cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

CBM. Coal bed methane.

Completion. The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Frac/Fracturing. The method used to increase the deliverability of a well by pumping a liquid or other substance into a well under pressure to crack and prop open the hydrocarbon formation.

Gathering system. Pipelines and other equipment used to move natural gas from the wellhead to the trunk or the main transmission lines of a pipeline system.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

mcf. Thousand cubic feet of natural gas.

mcfe. Thousand cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

mmcf. Million cubic feet of natural gas.

mmcfe. Million cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interests owned in gross acres or well, as the case may be.

Perforation. The making of holes in casing and cement (if present) to allow formation fluids to enter the well bore.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed non-producing reserves. Proved developed reserves that are expected to be recovered from zones behind casings in existing wells.

Proved developed reserves. Proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves or PUD. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 or present value of estimated future net revenues. An estimate of the present value of the estimated future net revenues from proved gas reserves at a date indicated after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of federal income taxes. The estimated future net revenues are discounted at an annual rate of 10% in accordance with the SEC's practice, to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates of future net revenues are made using oil and natural gas prices and operating costs at the date indicated and held constant for the life of the reserves.

Reserve life index. This index is calculated by dividing total proved reserves by the production from the previous year to estimate the number of years of remaining production.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

scf. Standard cubic feet of natural gas.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or gas regardless of whether or not such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

================================================================================



                           --------------------------


                                14,271,875 Shares

                           Quest Resource Corporation

                                  Common Stock

                           --------------------------

                                   PROSPECTUS

                           --------------------------

                                               , 2006


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses to be borne by us in connection with the offering are as follows:

                                                               Amount to be Paid
                                                               -----------------

   Securities and Exchange Commission registration fee        $       20,921
   Accounting fees and expenses                                        8,000
   Legal fees and expenses                                             5,000
   Miscellaneous expenses (including printing expenses)               25,000
                                                               -----------------

   Total                                                      $       58,921
                                                               =================

Item 15. Indemnification of Directors and Officers.

     Section 1 of Article X of our Restated Articles of Incorporation, as amended, provides for indemnification of our directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 2 of Article X of our Restated Articles of Incorporation, as amended, provides for indemnification of any person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit by or in the right of the corporation if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, unless such person shall have been adjudged to be culpable in the performance of such person's duty to the corporation. However, a court overseeing such action may nonetheless determine that despite finding such person liable, such person shall be entitled to indemnification.

     We also maintain, and intend to continue to maintain, insurance for the benefit of our directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

     Section 78.7502 of Chapter 78 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity which such person is or was serving in such capacity at the request of the corporation, who was or is a party to any threatened, pending or completed action, suit or proceeding, against expenses, including legal expenses, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of a corporation, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

     Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

     Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for by the Nevada Revised Statutes does not exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

     Finally, Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     As permitted by the Nevada Revised Statutes, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Quest or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful or if such person is not liable to us pursuant to Section 78.138 of the Nevada Revised Statutes. However, in the case of any threatened, pending or completed derivative action, suit or proceeding, no indemnification will be made in respect of any claim, issue or matter as to such person if a court of competent jurisdiction, after exhaustion of all appeals therefrom, has found such person to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that the District Court of the State of Nevada or the court in which such proceeding was brought or other court of competent jurisdiction determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court of the State of Nevada or such other court shall deem proper. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibits and Financial Statement Schedules.

     The index to exhibits appears immediately following the signature pages to this registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 12th day of April, 2006.

                                        QUEST RESOURCE CORPORATION


                                        By:  /s/ Jerry Cash
                                             -----------------------------------
                                             Name:  Jerry Cash
                                             Title:  Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerry Cash and David E. Grose, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                          Date
      ---------                         -----                          ----

/s/ Jerry Cash            Director, Chairman of the Board, and    April 12, 2006
----------------------
Jerry Cash                Chief Executive Officer (principal
                          executive officer)

----------------------    Director                                April 12, 2006
John C. Garrison

/s/ James B. Kite, Jr.    Director                                April 12, 2006
----------------------
James B. Kite, Jr.

/s/ Kevin R. White        Director                                April 12, 2006
----------------------
Kevin R. White

/s/ Ronnie K. Irani       Director                                April 12, 2006
----------------------
Ronnie K. Irani

/s/ Jon H. Rateau         Director                                April 12, 2006
----------------------
Jon H. Rateau

/s/ David E. Grose
----------------------    Chief Financial Officer (principal      April 12, 2006
David E. Grose            financial and accounting officer)

                                INDEX TO EXHIBITS



  Exhibit No.                                      Description

     4.1* Specimen of certificate for shares of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G/A (Amendment No. 2) filed on December 7,
               2005).

     5.1       Opinion of Schreck Brignone.

    23.1       Consent of Cawley, Gillespie & Associates, Inc.

    23.2       Consent of Murrell, Hall, McIntosh & Co., PLLP.

    23.3       Consent of Schreck Brignone (included in Exhibit 5.1).

    24.1 Power of Attorney (included on signature page to this registration statement).

-------------------
*     Incorporated by reference.